Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS



          The Board of Directors
          ICG Communications, Inc.:

               We consent to the use of our reports on the consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of September 30, 1995 and 1996, and December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 1996, and the three-month period ended December 31, 1996, and the related schedule, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

               Our reports refer to a change in the method of accounting for long-term telecom services contracts during the year ended September 30, 1996.



                                        /s/ KPMG Peat Marwick LLP
                                        KPMG PEAT MARWICK LLP


          Denver, Colorado
          November 14, 1997